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                                                                    EXHIBIT 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 FAX



                                          June 7, 2001

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, Massachusetts 02139

Ladies and Gentlemen:

         We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the "Company"), in connection with the Registration Statement on Form S-4 (File No. 333-61480) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), up to 14,725,000 shares of the Company's common stock, $0.01 par value per share (the "Shares"), pursuant to the Agreement and Plan of Merger, dated as of April 29, 2001, among the Company, Ahab Acquisition Sub, Inc. and Aurora Biosciences Corporation (the "Merger Agreement").

         In connection with the rendering of the opinion set forth below, we have examined, are familiar with and, to the extent we deemed appropriate, we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Restated Articles of Organization, as amended, and the Amended and Restated By-laws of the Company currently in effect, (iii) the Merger Agreement, (iv) the resolutions adopted by the Board of Directors of the Company as of April 29, 2001, relating to the Merger Agreement and certain related matters and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

         In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals,
(ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not

                  BOSTON NEW YORK WASHINGTON RESTON NEW HAVEN

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Vertex Pharmaceuticals Incorporated
June 7, 2001
Page 2


independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinion is limited to the the laws of the Commonwealth of Massachusetts (including the applicable provisions of the Massachusetts Constitution and the reported judicial decisions interpreting the laws) and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance in connection with the Merger (as defined in the Merger Agreement) and, upon consummation of the Merger, the issuance of the Shares and the delivery of proper stock certificates therefor in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the joint proxy statement-prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

         This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                                Very truly yours,

                                                /s/ Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.

                                                    Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.